EXHIBIT 99.1

FOR IMMEDIATE RELEASE
USF CORPORATION REPORTS FIRST QUARTER
2005 RESULTS

(Chicago — April 22, 2005) USF Corporation (NASDAQ:USFC) today announced results for the first quarter ended April 2, 2005.

Revenue for the first quarter was $598 million, compared to $617 million reported for the first quarter of 2004. The first quarter of 2004 included Red Star revenue of $57 million.

The Company reported a net loss of $5.8 million for the first quarter ended April 2, 2005, compared to income of $7.1 million reported for the first quarter ended April 3, 2004. Reported diluted net loss per share was ($.20), compared to diluted net income per share of $0.26 in last year’s first quarter.

First quarter 2005 results include USF Red Star pre-tax shutdown costs and operating losses of $4.9 million or ($.11) per diluted share, operating losses and loss on sale of USF Processors of $7.8 million or ($.19) per diluted share, and fees related to the proposed merger with Yellow Roadway Corporation of $3.5 million or ($.08) per diluted share. The Statement of Significant Items, detailing the components of pre-tax charges, is included as an attachment to this earnings release.

For the first quarter, key LTL segment operating statistics, excluding Red Star, were as follows: (as compared to the prior year period)

-	Billed revenue per day up 11.9%
-	Shipments per day up 3.4%
-	Lbs. per day up 5.7%
-	Billed revenue per shipment up 8.2%
-	Billed revenue per hundredweight up 5.9%

Thomas E. Bergmann, acting Chief Executive Officer of USF Corporation, commented, “As we stated in our first quarter update, the year-over-year decline in diluted earnings per share was caused by a slowdown in the automotive sector that resulted in reduced volumes and productivity in the Midwest region, a highly competitive Southeast region from both a density and pricing perspective, and slower than anticipated growth in our Northeast region. We are addressing the volume and productivity decline in our Midwest region through an aggressive revenue enhancement and cost reduction program and our Northeast strategy is currently under review.

“Also, certain first quarter actions were deferred pending the merger with Yellow Roadway Corporation. We would anticipate that any expected synergies that USF would have reaped from these initiatives will be realized post merger.”

Condensed Consolidated Statements of Operations are reflected in Table I. Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Cash Flows are reflected in Table II. Statements of Significant Items are reflected in Table III. Quarterly Operating Statistics are reflected in Table IV.

Less-Than-Truckload (LTL)
The comparison of first quarter 2005 versus first quarter 2004 operating results is negatively impacted by the closure of USF Red Star.

First quarter revenue for the LTL segment was $507 million, versus $520 million for the same period last year. Operating income for the first quarter for the LTL segment was $13.1 million, versus $24.0 for the prior year period. USF Red Star reported revenue and operating losses during the first quarter of 2004 of $57 million, and $2.2 million, respectively.

Truckload (TL)

USF Glen Moore set an all-time first quarter record with operating profit of $1.1 million versus $0.8 million in the year ago quarter. USF Glen Moore recorded revenue for the first quarter of $31.1 million compared to $34.3 million in the first quarter of 2004. The decrease in revenue reflected a lower seated truck percentage than the prior year period. Revenue per tractor per day (excluding fuel surcharge) increased by 5% from the prior year’s first quarter.

Logistics

USF Logistics revenue during the first quarter was $63.9 million versus $66.4 million for the prior year’s quarter. USF Logistics recorded an operating loss of $5.6 million for the first quarter of 2005, including a $7.1 million loss on the sale of USF Processors and $0.7 million in USF Processors operating losses. USF Logistics recorded $1.6 million of operating profit in the first quarter of 2004, including $0.1 million in USF Processors operating losses. Profitability improvements were strongest in the transportation management and cross dock sectors for the first quarter of 2005.

CONFERENCE CALL

A conference call will be held at 7:30 am CDT, 8:30 am EDT, on Friday, April 22, 2005, to discuss the results. Those wishing to participate should dial 1-800-322-0079. Callers should dial in 5 to 10 minutes prior to the start of the call. A telephone replay will also be available. To use the dial-in access, call 1-877-519-4471, PIN number 5920051 after 10:30 am CDT. The telephone replay will be available for seven days. After that time a transcript of the call will be available at http://ir.usfc.com.

A live broadcast of the conference call will be available through the Company’s Web site at www.usfc.com and also www.streetevents.com. To listen to the call, please go to one of the Web sites at least fifteen minutes early to download and install any necessary software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call at both Web sites. The conference call is the sole property of USF and any rebroadcast or transcription of the event without prior written consent of the Company is prohibited. The Company assumes no responsibility to update any information posted on its Web site.

FORWARD-LOOKING STATEMENTS

This news release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” and similar expressions are intended to identify forward-looking statements. It is important to note that the company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including (without limitation), inflation, inclement weather, price and availability of fuel, competitor pricing activity, expense volatility, a downturn in general or regional economic activity, changes in equity and debt markets, effects of a terrorist attack, and labor relations, including (without limitation), the impact of work rules, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction.

USF Corporation, a $2.4 billion leader in the transportation industry, specializes in delivering comprehensive supply chain management solutions, including high-value next-day, regional and national LTL transportation, third party logistics, and premium regional and national truckload transportation. The Company serves the North American market, including the United States, Canada and Mexico, as well as the U.S. territories of Puerto Rico and Guam. USF Corporation is headquartered in Chicago, Illinois. For more information, visit www.usfc.com.

# # #

Corporate Contact:
USF Corporation
James J. Hyland 773.824.2213

Table I

USF Corporation
Condensed Consolidated Statements of Operations
Unaudited (Dollars in Thousands, Except Per-Share Amounts)

	Quarter Ended
	April 2,	April 3,
	2005	2004
Revenue:
LTL Trucking	$507,494	$519,697
TL Trucking	31,142	34,274
Logistics	63,905	66,437
Intercompany eliminations	(4,564)	(3,641)

Total revenue from operations	597,977	616,767

Income:
LTL Trucking	13,081	24,038
TL Trucking	1,130	812
Logistics	(5,628)	1,630
Corporate and other	(12,152)	(9,392)

Total income/(loss) from operations	(3,569)	17,088

Non-operating income/(expenses)
Interest expense	(5,291)	(5,209)
Interest income	746	571
Other, net	(351)	(390)

Net non-operating expenses	(4,896)	(5,028)

Income/(loss) before income taxes	(8,465)	12,060
Income tax expense	2,674	(4,944)

Net income/(loss)	$(5,791)	$7,116

Net income/(loss) per share — Basic	(0.20)	0.26
Net income/(loss) per share — Diluted	(0.20)	0.26

Average shares outstanding — Basic	28,369,107	27,556,632
Average shares outstanding — Diluted	28,369,107	27,802,815

Table II

USF Corporation
Condensed Consolidated Balance Sheets
Unaudited (Dollars in Thousands)

	As of
	April 2,	December 31,
	2005	2004
Assets
Current assets:
Cash	$151,679	$150,798
Accounts receivable, net	321,814	310,172
Other current assets	73,215	69,473

Total current assets	546,708	530,443
Property and equipment, net	777,489	775,940
Intangibles and other long term assets	133,539	134,812

Total Assets	1,457,736	1,441,195

Liabilities and Stockholders’ Equity
Current liabilities	295,653	276,007
Long-term debt	250,006	250,022
Insurance and other long-term liabilities	209,162	212,189

Stockholders’ Equity	702,915	702,977

Total Liabilities and Stockholders’ Equity	$1,457,736	$1,441,195

USF Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited (Dollars in Thousands)

	Quarter Ended
	April 2,	April 3,
	2005	2004
Cash flows from operating activities:
Net income/(loss)	$(5,791)	$7,116
Depreciation of property and equipment	25,111	26,225
Other, net	(805)	(21,180)

Net cash provided by operating activities	18,515	12,161

Cash flows from investing activities:
Proceeds from sale of USF Processors	4,500	—
Mexico loan	—	(500)
Capital expenditures	(37,053)	(21,445)
Proceeds from sale of property and equipment	9,173	2,197

Net cash used in investing activities	(23,380)	(19,748)

Net cash provided by financing activities	5,746	4,126

Net increase/(decrease) in cash	881	(3,461)

Cash at beginning of period	150,798	121,659

Cash at end of period	$151,679	$118,198

Table III

In order to provide a better understanding of our financial performance, the following table presents the significant items that impacted our consolidated financial results for the periods shown:

USF Corporation
Statement of Significant Items
Unaudited (Dollars in Thousands, Except Diluted Per-Share Amounts)

	Quarter Ended April 2, 2005			Quarter Ended April 3, 2004

	Pre-tax	After-tax	EPS	Pre-tax	After-tax	EPS
Significant items:
USF Red Star operating losses and shutdown costs	$4,894	$3,245	$0.11	$2,234	$1,318	$0.05
Write-off/amortization expense of USF Red Star intangible assets	—	—	—	959	566	0.02
USF Processors operating losses	711	471	0.02	156	89	—
Loss on the sale of USF Processors	7,080	4,694	0.17	—	—	—
Fees related to proposed merger with Yellow Roadway Corporation	3,503	2,322	0.08	—	—	—

Table IV-A

USF CORPORATION
Quarterly Operating Statistics Including USF Red Star

LTL Segment	2004				2005	% Chg

Reported Revenue and Fuel Surcharge	Q1	Q2	Q3	Q4	Q1	Q vs Q

Work Days	66.0	63.5	63.0	61.0	64.5
Reported Revenue (000)	$519,697	$518,191	$484,170	$483,272	$507,494	-2.3%
Fuel Surcharge (000)	21,008	27,202	29,954	41,276	40,188	91.3%
Revenue Excluding Fuel Surcharge (000)	498,689	490,989	454,216	441,996	467,306	-6.3%

Reported Revenue per Day (000)	7,874	8,160	7,685	7,922	7,868	-0.1%
Fuel Surcharge per Day (000)	318	428	475	677	623	95.7%
Revenue Excluding Fuel Surcharge per Day (000)	7,556	7,732	7,210	7,246	7,245	-4.1%

LTL Segment	2004				2005	% Chg

Operating Statistics *	Q1	Q2	Q3	Q4	Q1	Q vs Q

Work Days	66.0	63.5	63.0	61.0	64.5
LTL Shipments
Billed Revenue (000)	$489,855	$482,631	$451,807	$446,457	$476,591	-2.7%
Lbs (000)	4,388,674	4,293,153	3,956,717	3,814,477	4,123,232	-6.0%
Shipments	3,753,724	3,640,456	3,308,854	3,166,254	3,406,389	-9.3%

Billed Revenue per Day (000)	$7,422	$7,600	$7,172	$7,319	$7,389	-0.4%
Lbs per Day (000)	66,495	67,609	62,805	62,532	63,926	-3.9%
Shipments per Day	56,875	57,330	52,521	51,906	52,812	-7.1%

Billed Revenue per Shipment	$130.50	$132.57	$136.54	$141.00	$139.91	7.2%
Lbs. Per Shipment	1,169	1,179	1,196	1,205	1,210	3.5%
Billed Revenue per CWT	$11.16	$11.24	$11.42	$11.70	$11.56	3.6%
Average Length of Haul	497	508	513	510	492	-1.0%

TL Shipments
Billed Revenue (000)	$41,247	$43,200	$42,351	$45,367	$44,930	8.9%
Lbs (000)	960,887	993,421	955,178	978,284	995,684	3.6%
Shipments	64,262	66,145	63,385	64,484	66,536	3.5%

Billed Revenue per Day (000)	$625	$680	$672	$744	$697	11.5%
Lbs per Day (000)	14,559	15,644	15,162	16,037	15,437	6.0%
Shipments per Day	974	1,042	1,006	1,057	1,032	5.9%

Billed Revenue per Shipment	$641.86	$653.11	$668.15	$703.54	$675.27	5.2%
Lbs. Per Shipment	14,953	15,019	15,069	15,171	14,965	0.1%
Billed Revenue per CWT	$4.29	$4.35	$4.43	$4.64	$4.51	5.1%
Average Length of Haul	440	446	449	446	431	-2.0%

LTL Segment — Total
Billed Revenue (000)	$531,102	$525,831	$494,158	$491,824	$521,521	-1.8%
Lbs (000)	5,349,561	5,286,574	4,911,895	4,792,761	5,118,916	-4.3%
Shipments	3,817,986	3,706,601	3,372,239	3,230,738	3,472,925	-9.0%

Billed Revenue per Day (000)	$8,047	$8,281	$7,844	$8,063	$8,086	0.5%
Lbs per Day (000)	81,054	83,253	77,967	78,570	79,363	-2.1%
Shipments per Day	57,848	58,372	53,528	52,963	53,844	-6.9%

Billed Revenue per Shipment	$139.11	$141.86	$146.54	$152.23	$150.17	8.0%
Lbs. Per Shipment	1,401	1,426	1,457	1,483	1,474	5.2%
Billed Revenue per CWT	$9.93	$9.95	$10.06	$10.26	$10.19	2.6%
Average Length of Haul	493	507	507	508	491	-0.4%

* These statistics are presented on an as-billed basis and not as presented in the financial statements.
Differences between the operating statistics data and reported revenue in the financial statements result from, among other items, revenue recognition between accounting periods, adjustments for volume discounts that are not attributable to specific invoices and other adjustments to invoices that occur during later periods.

Table IV-B

USF CORPORATION
Quarterly Operating Statistics Excluding USF Red Star

LTL Segment	2004				2005	% Chg

Reported Revenue and Fuel Surcharge	Q1	Q2	Q3	Q4	Q1	Q vs Q

Work Days	66.0	63.5	63.0	61.0	64.5
Reported Revenue (000)	$462,495	$486,783	$485,327	$482,369	$507,016	9.6%
Fuel Surcharge (000)	18,499	25,681	29,954	41,297	40,195	117.3%
Revenue Excluding Fuel Surcharge (000)	443,996	461,102	455,373	441,072	466,821	5.1%

Reported Revenue per Day (000)	7,008	7,666	7,704	7,908	7,861	12.2%
Fuel Surcharge per Day (000)	280	404	475	677	623	122.3%
Revenue Excluding Fuel Surcharge per Day (000)	6,727	7,261	7,228	7,231	7,238	7.6%

LTL Segment	2004				2005	% Chg

Operating Statistics *	Q1	Q2	Q3	Q4	Q1	Q vs Q

Work Days	66.0	63.5	63.0	61.0	64.5
LTL Shipments
Billed Revenue (000)	$435,966	$453,331	$451,807	$445,654	$476,591	9.3%
Lbs (000)	3,993,334	4,080,157	3,956,717	3,814,470	4,123,232	3.3%
Shipments	3,372,351	3,434,149	3,308,854	3,166,250	3,406,389	1.0%

Billed Revenue per Day (000)	$6,606	$7,139	$7,172	$7,306	$7,389	11.9%
Lbs per Day (000)	60,505	64,254	62,805	62,532	63,926	5.7%
Shipments per Day	51,096	54,081	52,521	51,906	52,812	3.4%

Billed Revenue per Shipment	$129.28	$132.01	$136.54	$140.75	$139.91	8.2%
Lbs. Per Shipment	1,184	1,188	1,196	1,205	1,210	2.2%
Billed Revenue per CWT	$10.92	$11.11	$11.42	$11.68	$11.56	5.9%
Average Length of Haul	514	517	513	510	492	-4.3%

TL Shipments
Billed Revenue (000)	$38,144	$41,518	$42,351	$45,367	$44,930	17.8%
Lbs (000)	905,057	960,800	955,178	978,284	995,684	10.0%
Shipments	60,453	63,947	63,385	64,484	66,536	10.1%

Billed Revenue per Day (000)	$578	$654	$672	$744	$697	20.5%
Lbs per Day (000)	13,713	15,131	15,162	16,037	15,437	12.6%
Shipments per Day	916	1,007	1,006	1,057	1,032	12.6%

Billed Revenue per Shipment	$630.97	$649.26	$668.15	$703.54	$675.27	7.0%
Lbs. Per Shipment	14,971	15,025	15,069	15,171	14,965	0.0%
Billed Revenue per CWT	$4.21	$4.32	$4.43	$4.64	$4.51	7.1%
Average Length of Haul	447	450	449	446	431	-3.5%

LTL Segment — Total
Billed Revenue (000)	$474,110	$494,849	$494,158	$491,021	$521,521	10.0%
Lbs (000)	4,898,391	5,040,957	4,911,895	4,792,754	5,118,916	4.5%
Shipments	3,432,804	3,498,096	3,372,239	3,230,734	3,472,925	1.2%

Billed Revenue per Day (000)	$7,183	$7,793	$7,844	$8,050	$8,086	12.6%
Lbs per Day (000)	74,218	79,385	77,967	78,570	79,363	6.9%
Shipments per Day	52,012	55,088	53,528	52,963	53,844	3.5%

Billed Revenue per Shipment	$138.11	$141.46	$146.54	$151.98	$150.17	8.7%
Lbs. Per Shipment	1,427	1,441	1,457	1,483	1,474	3.3%
Billed Revenue per CWT	$9.68	$9.82	$10.06	$10.25	$10.19	5.3%
Average Length of Haul	509	516	507	508	491	-3.6%

* These statistics are presented on an as-billed basis and not as presented in the financial statements.
Differences between the operating statistics data and reported revenue in the financial statements result from, among other items, revenue recognition between accounting periods, adjustments for volume discounts that are not attributable to specific invoices and other adjustments to invoices that occur during later periods.